Exhibit 99.2

Nocera Expands Diversified Technology Strategy With Binding

Agreement to Acquire an Equity Interest in INERGX, an Integrated

Energy Storage and Power Platform for AI, Defense and Mission-Critical Demand

Investment Positions Nocera at the Intersection of the Global AI and Energy

Infrastructure Build-Out, a Market Projected to Approach $7 Trillion by 2030

TAIPEI, Taiwan, July 8, 2026 – Nocera, Inc. (NASDAQ: NCRA) (“Nocera” or the “Company”) today announced that it has entered into a binding agreement to acquire an equity interest in INERGX, an integrated energy storage and power platform being built to design, deploy and service mission-critical power and battery energy-storage systems supporting AI data centers, defense, industrial operations and critical infrastructure. Through this investment, Nocera is positioning itself at the intersection of one of the fastest-growing segments of the global AI infrastructure ecosystem, where reliable, scalable power has rapidly emerged as one of the defining constraints on next-generation artificial intelligence deployment.

The investment represents another significant milestone in Nocera’s ongoing transformation into Nocera Holdings, a diversified technology-focused holding company pursuing strategic opportunities across artificial intelligence, AI infrastructure, data centers, robotics, biotech, blockchain and digital assets. As hyperscale AI deployments continue to accelerate worldwide, management believes dependable power infrastructure has become one of the world’s most valuable strategic assets. Through this transaction, Nocera is establishing a position within the energy infrastructure underpinning the global AI build-out, positioning the Company at the convergence of two of today’s most compelling long-term growth markets: artificial intelligence and mission-critical energy infrastructure.

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Nocera’s Role and Growth Strategy for INERGX

Nocera intends to serve as an active strategic partner to INERGX, leveraging the capital markets expertise, public-company experience, acquisition-sourcing capabilities and international relationships that sit at the core of the Nocera Holdings strategy. Management believes these capabilities can help accelerate INERGX’s buy-and-build strategy, broaden access to growth capital, strengthen strategic partnerships and support the commercialization and long-term expansion of its integrated platform across multiple high-growth end markets.

Specifically, Nocera expects to support INERGX by contributing capital markets and financing expertise to assist with platform expansion and future acquisitions; leveraging Nocera’s public-company infrastructure, governance and disclosure experience as INERGX continues to mature; utilizing its acquisition-sourcing network and international relationships to identify strategic opportunities; and providing operational and strategic guidance designed to help institutionalize the platform as it scales.

Management believes the INERGX investment represents the blueprint for the type of long-term value Nocera Holdings intends to create across its portfolio by identifying differentiated technology businesses positioned within powerful secular growth trends and helping accelerate their development through strategic capital, public-market expertise and disciplined execution. The Company believes combining emerging technology platforms with strategic capital allocation, operational support and public-market resources can create meaningful long-term shareholder value while expanding Nocera Holdings’ presence across multiple high-growth industries.

“Artificial intelligence cannot scale without power, and we believe energy infrastructure will become one of the defining investment themes of this decade,” said Andy Jin, Chief Executive Officer of Nocera. “INERGX represents exactly the type of platform our transformation into Nocera Holdings was designed to pursue. Our objective extends well beyond making an investment—we intend to help build a category-leading business by contributing our capital markets expertise, acquisition experience and public-company capabilities while supporting INERGX’s buy-and-build strategy. We believe this investment represents another important step in positioning Nocera at the center of the technologies enabling the next generation of AI, critical infrastructure and industrial innovation. At the same time, we continue to actively evaluate additional acquisitions, strategic investments and partnerships that align with our vision of building a diversified global technology holding company focused on creating long-term shareholder value.”

About the INERGX Platform

INERGX is being built to address one of the most pressing challenges facing organizations operating in increasingly power-constrained environments: the ability to design, build, deploy and manage mission-critical energy systems through a single integrated partner rather than relying on multiple point-solution providers. The platform is being developed as a vertically integrated, chemistry- and power-agnostic ecosystem that combines battery technology and intellectual property, system assembly, testing and certification, AI-driven battery management and monitoring software, recycling and repowering capabilities, with each component designed to reinforce the next while delivering a comprehensive end-to-end solution.

Unlike traditional equipment providers, INERGX’s commercial model is designed to create value well beyond the initial hardware sale. The platform is intended to use hardware deployments as the customer entry point while generating recurring revenue opportunities throughout each system’s lifecycle through optimization, monitoring, predictive maintenance, servicing, uninterrupted power solutions and periodic repowering. Management believes this lifecycle approach creates the potential for durable customer relationships and recurring revenue streams while positioning INERGX to capitalize on the rapidly growing demand for intelligent energy infrastructure.

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INERGX is assembling this platform through an active buy-and-build acquisition strategy targeting complementary technologies, intellectual property and operating businesses across the energy value chain. The Company is focused on serving mission-critical end markets including AI and hyperscale data centers, industrial and mining operations, defense applications, renewable energy infrastructure and other sectors where reliable, intelligent power systems are becoming increasingly essential.

“The market no longer wants point solutions—it wants a trusted partner capable of designing, building, deploying and managing mission-critical power infrastructure from end to end,” said Dominic White, Founder of INERGX. “That is precisely the platform we are building. As artificial intelligence continues to reshape industries around the world, dependable energy infrastructure is becoming increasingly mission-critical. Nocera’s capital markets expertise, public-company experience and strategic growth capabilities make them an ideal long-term partner as we execute our acquisition strategy, expand our platform and pursue the significant opportunities emerging across AI infrastructure, defense and industrial energy markets.”

Market Backdrop

The investment comes as reliable power rapidly emerges as one of the defining constraints on the global expansion of artificial intelligence. Hyperscale AI deployments, accelerated data-center development and increasing electrification across industry are driving unprecedented investment in the energy infrastructure required to support next-generation computing workloads. As AI adoption continues to accelerate, management believes the ability to deliver resilient, scalable and intelligent power solutions will become increasingly valuable across both public and private sector markets.

According to McKinsey & Company, global AI infrastructure spending is projected to approach $7 trillion by 2030, with more than $5 trillion expected to be invested directly into AI workload infrastructure. Meanwhile, the International Energy Agency projects global data-center electricity demand will more than double to approximately 945 terawatt-hours by 2030—roughly equivalent to the entire annual electricity consumption of Japan. Management believes these powerful long-term trends are creating significant demand for intelligent, mission-critical power and battery energy-storage platforms such as INERGX, reinforcing the strategic rationale behind Nocera’s investment and its continued expansion into the infrastructure enabling the global AI economy.

Management believes the INERGX investment represents another meaningful step in Nocera’s ongoing evolution into Nocera Holdings. The Company continues to actively evaluate additional acquisitions, strategic partnerships and investments across artificial intelligence, AI infrastructure, data centers, robotics, biotechnology, blockchain, digital assets and other emerging technology sectors as it executes its long-term strategy of building a diversified global technology holding company.

About INERGX

INERGX is an energy-intelligence platform being built to design, deploy and service mission-critical power and battery energy-storage systems for AI data centers, defense, industry and infrastructure. It is developing a vertically integrated, chemistry-agnostic model spanning chemistry IP, assembly, AI-driven testing and R&D, battery-management and monitoring software, recycling and repowering, assembled through a buy-and-build acquisition program. For more information on INERGX please visit: www.inergx.com and for potential partnerships contact: AI@PhoenixMGMTconsulting.com

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About Nocera, Inc.

Nocera, Inc. (NASDAQ: NCRA) is a Nevada corporation pursuing a strategic transformation into a diversified holding company focused on identifying and expanding opportunities across high-growth sectors including artificial intelligence, AI infrastructure, data centers, robotics, biotech, blockchain and digital assets. The Company is focused on strategic acquisitions, partnerships, investments and operational platforms positioned to capitalize on emerging global technology trends. Leveraging international relationships and market access across Asia and other emerging global markets, Nocera Holdings seeks to build long-term shareholder value through scalable businesses, infrastructure opportunities and next-generation technologies shaping the future digital economy.

For more information, please visit www.Nocera.company and www.noceraholdings.com (website updates coming soon) as we begin to launch the Nocera Holdings brand.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are inherently subject to risks and uncertainties. Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties.

These risks and uncertainties include, but are not limited to, the parties’ ability to complete the contemplated transaction on the terms described or at all; the Company’s ability to realize the anticipated strategic benefits of the investment; INERGX’s ability to execute its buy-and-build strategy and to complete the acquisitions and technology validation, certification and commercialization initiatives it is pursuing; the early-stage and pre-production nature of certain of the technologies referenced; general economic and business conditions; the Company’s ability to identify, negotiate and consummate acquisitions or strategic investments on favorable terms or at all; the Company’s ability to execute its growth strategy and maintain compliance with Nasdaq listing standards; the Company’s limited operating history in the AI, infrastructure and energy sectors; risks related to operating in international markets; and various other factors beyond the Company’s control. Readers are encouraged to review the risk factors included in the Company’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Actual results may differ materially from those expressed or implied by these forward-looking statements. Nocera undertakes no obligation to update any forward-looking statements except as required by applicable law.

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